Exhibit 1.1
EXECUTION VERSION
LDK SOLAR CO., LTD.
4,800,000 American Depositary Shares
Each representing one Ordinary Share
(US$0.10 par value per share)
UNDERWRITING AGREEMENT
September 19, 2008

UBS AG
52/F, Two International Finance Centre
8 Finance Street
Central, Hong Kong
and
Goldman Sachs (Asia) L.L.C.
68th Floor, Cheung Kong Center
2 Queen’s Road
Central, Hong Kong
As Representatives of the several Underwriters named in Schedule I hereto
Ladies and Gentlemen:
     LDK Solar Co., Ltd., an exempted company with limited liability incorporated under the laws of the Cayman Islands (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of 4,800,000 American Depositary Shares (the “ADSs”), representing 4,800,000 ordinary shares of the Company, par value US$0.10 per share. If the firm or firms listed in Schedule I hereto include only the Representatives, then the term “Underwriters” as used herein shall be deemed to refer only to the Representatives. The ordinary shares, par value US$0.10 per share, of the Company are hereinafter referred to as the “Ordinary Shares.” The Ordinary Shares represented by the ADSs are hereinafter referred to as the “Shares.”
     The Shares will be delivered in the form of ADSs. The ADSs are to be issued pursuant to a deposit agreement dated as of May 31, 2007 (the “Deposit Agreement”) among the Company, JPMorgan Chase Bank, N.A., as depositary (the “Depositary”), and the holders from time to time of the American Depositary Receipts (the “ADRs”) issued by the Depositary and evidencing the ADSs. Each ADS will initially represent the right to receive one Ordinary Share deposited pursuant to the Deposit Agreement.
     The Company has prepared and filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-3ASR (File No. 333-153585) under the Act (the “registration statement”), including a prospectus, relating to the Shares, which registration statement incorporates by reference documents which the Company has filed, or will file, in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). Such registration statement has become effective under the Act.

     Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the respective Underwriters (the “Effective Time”), including (i) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein, (ii) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Act, to be part of the registration statement at the Effective Time, and (iii) any registration statement filed to register the offer and sale of ADSs and Shares pursuant to Rule 462(b) under the Act.
     The Company has furnished to you, for use by the Underwriters and by dealers in connection with the offering of the ADSs, copies of one or more preliminary prospectus supplements, and the documents incorporated by reference therein, relating to the ADSs. Except where the context otherwise requires, “Pre-Pricing Prospectus,” as used herein, means each such preliminary prospectus supplement, in the form so furnished, including any basic prospectus (whether or not in preliminary form) furnished to you by the Company and attached to or used with such preliminary prospectus supplement. Except where the context otherwise requires, “Basic Prospectus,” as used herein, means any such basic prospectus and any basic prospectus furnished to you by the Company and attached to or used with the Prospectus Supplement (as defined below).
     Except where the context otherwise requires, “Prospectus Supplement,” as used herein, means the final prospectus supplement, relating to the Shares and ADSs, filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act), in the form furnished by the Company to you for use by the Underwriters and by dealers in connection with the offering of the ADSs.
     Except where the context otherwise requires, “Prospectus,” as used herein, means the Prospectus Supplement together with the Basic Prospectus attached to or used with the Prospectus Supplement.
     “Permitted Free Writing Prospectuses,” as used herein, means the documents listed on Schedule II attached hereto and each “road show” (as defined in Rule 433 under the Act), if any, related to the offering of the ADSs contemplated hereby that is a “written communication” (as defined in Rule 405 under the Act). The Underwriters have not offered or sold and will not offer or sell, without the Company’s consent, any ADSs by means of any “free writing prospectus” (as defined in Rule 405 under the Act) that is required to be filed by the Underwriters with the Commission pursuant to Rule 433 under the Act, other than a Permitted Free Writing Prospectus.
     “Pricing Information,” as used herein, means the information included in Schedule II-A attached hereto.
     “Disclosure Package,” as used herein, means any Pre-Pricing Prospectus or Basic Prospectus, in either case together with the Pricing Information and any combination of one or more of the Permitted Free Writing Prospectuses, if any.

     Any reference herein to the registration statement, the Registration Statement, any Basic Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Basic Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act on or after the initial effective date of the Registration Statement, or the date of such Basic Prospectus, such Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or such Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference.
     As used in this Agreement, the “Founder” shall mean LDK New Energy Holding Limited and Xiaofeng Peng, the founder, chairman and chief executive officer of the Company, who beneficially owns 69.8% of our outstanding share capital prior to this offering through LDK New Energy Holding Limited.
     As used in this Agreement, “China” and the “PRC” shall mean the People’s Republic of China; the “PRC Subsidiaries” shall mean Jiangxi LDK Solar Hi-Tech Co., Ltd., a wholly foreign owned enterprise incorporated under the laws of the PRC, Jiangxi LDK PV Silicon Technology Co., Ltd., a wholly foreign owned enterprise incorporated under the laws of the PRC, and Jiangxi LDK Solar Polysilicon Co., Ltd, a wholly foreign owned enterprise incorporated under the laws of the PRC; the “Hong Kong Subsidiary” shall mean LDK Solar International Company Limited, a limited liability company incorporated under the laws of Hong Kong; the “US Subsidiary” shall mean LDK Solar USA, Inc., a company incorporated under the laws of California; the PRC Subsidiary, the Hong Kong Subsidiary and the US Subsidiary shall be referred to hereinafter each as a “Subsidiary” and collectively as the “Subsidiaries.”
     As used in this Agreement, “business day” shall mean a day on which the New York Stock Exchange (the “NYSE”) is open for trading. The terms “herein,” “hereof,” “hereto,” “hereinafter” and similar terms, as used in this Agreement, shall in each case refer to this Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Agreement. The term “or,” as used herein, is not exclusive.
     The Company and the Underwriters agree as follows:
     1. Sale and Purchase. Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Company the number of ADSs set forth opposite the name of such Underwriter in Schedule I attached hereto, subject to adjustment in accordance with Section 9 hereof, in each case at a purchase price of $40.08 per ADS. The Company is advised by you that the Underwriters intend (i) to make a public offering of their respective portions of the ADSs at a public offering price of $41.75 per ADS as soon after the effectiveness of this Agreement as in your judgment is advisable and (ii) initially to offer the ADSs upon the terms set forth in the

Prospectus. If all the ADSs are not sold at the public offering price, you may change the offering price and the other selling terms.
     2. Payment and Delivery. Payment of the purchase price for the ADSs shall be made to the Company by Federal Funds wire transfer against delivery of such ADSs to you through the facilities of The Depository Trust Company (“DTC”) for the respective accounts of the Underwriters. Such payment and delivery shall be made at 10:00 a.m., New York City time, on September 24 (unless another time shall be agreed to by you and the Company or unless postponed in accordance with the provisions of Section 9 hereof). The time at which such payment and delivery are to be made is hereinafter sometimes called the “time of purchase.” Electronic transfer of the ADSs shall be made to you at the time of purchase in such names and in such denominations as you shall specify.
     Deliveries of the documents described in Section 6 hereof with respect to the purchase of the ADSs shall be made at the office of Cleary Gottlieb Steen & Hamilton LLP at Bank of China, 39th Floor, One Garden Road, Central, Hong Kong, at 8:00 a.m. New York City time, on the date of closing of the purchase of the ADSs .
     3. Representations and Warranties of the Company and the Founder. The Company and the Founder, jointly and severally, represent and warrant to and agree with each of the Underwriters that:
          (a) the Registration Statement has heretofore become effective under the Act or, with respect to any registration statement to be filed to register the offer and sale of ADSs pursuant to Rule 462(b) under the Act, will be filed with the Commission and become effective under the Act no later than 10:00 P.M., New York City time, on the date of determination of the public offering price for the ADSs; no stop order of the Commission preventing or suspending the use of any Basic Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus, or the effectiveness of the Registration Statement, has been issued, and no proceedings for such purpose have been instituted or, to the Company’s knowledge, are contemplated by the Commission;
          (b) the Registration Statement complied when it became effective, complies as of the date hereof and, as amended or supplemented, at the time of purchase and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of the ADSs, will comply, in all material respects, with the requirements of the Act; the conditions to the use of Form F-3 in connection with the offering and sale of the ADSs as contemplated hereby have been satisfied; the Registration Statement constitutes an “automatic shelf registration statement” (as defined in Rule 405 under the Act); the Company has not received, from the Commission, a notice, pursuant to Rule 401(g)(2), of objection to the use of the automatic shelf registration statement form; as of the determination date applicable to the Registration Statement (and any amendment thereof) and the offering contemplated hereby, the Company is a “well-known seasoned issuer” as defined in Rule 405 under the Act; the Registration Statement meets, and the offering and sale of the ADSs as contemplated hereby complies with, the requirements of Rule 415 under the Act (including, without limitation, Rule 415(a)(5) under the Act); the Registration Statement did not, as of the Effective Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; each Pre-Pricing Prospectus complied, at the time it was filed with the Commission, and complies as of the date hereof, in all material respects with the requirements of the Act; at no time during the period that begins on the earlier of the date of such Pre-Pricing Prospectus and the date such Pre-Pricing Prospectus was filed with the Commission and ends at the time of purchase did or will any Pre-Pricing Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and at no time during such period did or will any Pre-Pricing Prospectus, as then amended or supplemented, together with the Pricing Information and any combination of one or more of the then issued Permitted Free Writing Prospectuses, if any, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each Basic Prospectus complied or will comply, as of its date and the date it was or will be filed with the Commission, complies as of the date hereof (if filed with the Commission on or prior to the date hereof) and, at the time of purchase and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of ADSs, will comply, in all material respects, with the requirements of the Act; at no time during the period that begins on the earlier of the date of such Basic Prospectus and the date such Basic Prospectus was filed with the Commission and ends at the time of purchase did or will any Basic Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and at no time during such period did or will any Basic Prospectus, as then amended or supplemented, together with any combination of one or more of the then issued Permitted Free Writing Prospectuses, if any, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each of the Prospectus Supplement and the Prospectus will comply, as of the date that it is filed with the Commission, the date of the Prospectus Supplement, the time of purchase and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of ADSs, in all material respects, with the requirements of the Act (in the case of the Prospectus, including, without limitation, Section 10(a) of the Act); at no time during the period that begins on the earlier of the date of the Prospectus Supplement and the date the Prospectus Supplement is filed with the Commission and ends at the later of the time of purchase and the end of the period during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of ADSs did or will any Prospectus Supplement or the Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; at no time during the period that begins on the date of such Permitted Free Writing Prospectus and ends at the time of purchase did or will any Permitted Free Writing Prospectus include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company and the Founder make no representation or warranty in this Section 3(b) with respect to any statement contained in the Registration Statement, any Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus in reliance upon and in conformity with information concerning an Underwriter and furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in the Registration Statement, such Pre-Pricing Prospectus, the Prospectus or such Permitted Free Writing Prospectus; each Incorporated Document, at the time such document was filed with the Commission or at the time such document became effective, as applicable, complied, in all material respects, with the requirements of the Exchange Act and did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
          (c) prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any ADSs by means of any “prospectus” (within the meaning of the Act) or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the ADSs, in each case other than the Pre-Pricing Prospectuses and the Permitted Free Writing Prospectuses, if any; the Company has not, directly or indirectly, prepared, used or referred to any Permitted Free Writing Prospectus except in compliance with Rule 163 or with Rules 164 and 433 under the Act; assuming that such Permitted Free Writing Prospectus is so sent or given after the Registration Statement was filed with the Commission (and after such Permitted Free Writing Prospectus was, if required pursuant to Rule 433(d) under the Act, filed with the Commission), the sending or giving, by any Underwriter, of any Permitted Free Writing Prospectus will satisfy the provisions of Rule 164 and Rule 433 (without reliance on subsections (b), (c) and (d) of Rule 164); the conditions set forth in one or more of subclauses (i) through (iv), inclusive, of Rule 433(b)(1) under the Act are satisfied, and the registration statement relating to the offering of the ADSs contemplated hereby, as initially filed with the Commission, includes a prospectus that, other than by reason of Rule 433 or Rule 431 under the Act, satisfies the requirements of Section 10 of the Act; neither the Company nor the Underwriters are disqualified, by reason of subsection (f) or (g) of Rule 164 under the Act, from using, in connection with the offer and sale of the ADSs, “free writing prospectuses” (as defined in Rule 405 under the Act) pursuant to Rules 164 and 433 under the Act; the Company is not an “ineligible issuer” (as defined in Rule 405 under the Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Act with respect to the offering of the ADSs contemplated by the Registration Statement; the parties hereto agree and understand that the content of any and all “road shows” (as defined in Rule 433 under the Act) related to the offering of the ADSs contemplated hereby is solely the property of the Company;
          (d) the Company has been duly incorporated, is validly existing as an exempted company with limited liability in good standing under the laws of the Cayman Islands, has the corporate power and authority to own, lease and operate its property and to conduct its business as described in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the condition, financial or otherwise, earnings, results of operations, business or prospects of the Company and the Subsidiaries, taken as a whole (“Material Adverse Effect”);
          (e) the Company owns all of the issued and outstanding share capital of each of the Subsidiaries. Other than the share capital of the Subsidiaries, the Company does not own, directly or indirectly, any shares of stock or any other equity interests or long-term debt securities of any corporation, firm, partnership, joint venture, association or other entity, except as set forth in the Registration Statement, any Pre-Pricing Prospectus and the Prospectus (and any similar sections or information, if any, contained in any Permitted Free Writing Prospectus);
          (f) each Subsidiary has been duly incorporated, is validly existing as a company in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own, lease and operate its property and to conduct its business as described in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, have a Material Adverse Effect;
          (g) all of the issued shares of capital stock or equity interests, as the case may be, of the Subsidiaries have been duly authorized and are validly issued, have been issued in compliance with all applicable securities laws, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims. None of the outstanding shares of capital stock of any of the Subsidiaries was issued in violation of any preemptive rights, resale rights, rights of first refusal or similar rights of any securityholder of such Subsidiary. No options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in any of the Subsidiaries are outstanding;
          (h) this Agreement has been duly authorized, executed and delivered by the Company and the Founder.
          (i) the authorized capital stock of the Company conforms as to legal matters to the description thereof contained in each of the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus (and any similar sections or information, if any, contained in any Permitted Free Writing Prospectus), and as of the time of purchase the Company has authorized and outstanding capitalization as set forth in the sections of the Registration Statement, the Pre-Pricing Prospectuses and the Prospectus entitled “Capitalization” and “Description of Securities” (and any similar sections or information, if any, contained in any Permitted Free Writing Prospectus) (subject, in each case, to the issuance of Ordinary Shares upon exercise of share options disclosed as outstanding in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and any Permitted Free Writing Prospectus);
          (j) all of the issued and outstanding shares of capital stock outstanding prior to the issuance of the Shares underlying the ADSs have been duly authorized and are validly issued, have been issued in compliance with all applicable securities laws, are fully paid and non-assessable, and were not issued in violation of any preemptive rights, resale rights, rights of first refusal or similar rights;
          (k) the Shares underlying the ADSs have been duly authorized and, when issued and delivered against payment therefor in accordance with the terms of this Agreement, will be validly issued, will have been issued in compliance with all applicable securities laws, will be fully paid and non-assessable, will be free of any restriction upon the voting or transfer thereof pursuant to the Company’s constitutive or organizational documents or any agreement or other instrument to which the Company is a party, will be free and clear of any security interests, claims, liens, equities or encumbrances, and the issuance of such Shares will not be subject to any preemptive rights, resale rights, rights of first refusal or similar rights;
          (l) the Deposit Agreement is in full force and effect as of the date hereof and constitutes a valid, binding and enforceable agreement of the Company;
          (m) the ADRs, when issued by the Depositary against the deposit of Shares in respect thereof in accordance with the provisions of the Deposit Agreement, will be duly authorized and validly issued, will have been issued in compliance with all applicable securities laws, and will be fully paid and non-assessable, and the persons in whose names such ADRs are registered will be entitled to the rights of registered holders of ADRs specified therein and in the Deposit Agreement. Upon the sale and delivery to the Underwriters of the ADRs corresponding to the Shares and payment therefor pursuant to this Agreement, the Underwriters will acquire good, marketable and valid title to such ADRs corresponding to the Shares, free and clear of all liens, encumbrances, equities or claims;
          (n) the terms of the Deposit Agreement, the ADSs and the ADRs conform as to legal matters to the description thereof contained in the Registration Statement, the Pre-Pricing Prospectuses and the Prospectus, and the Permitted Free Writing Prospectuses;
          (o) neither the Company nor any of the Subsidiaries is (A) in breach or violation of any provision of applicable law, regulations, rules, orders or decrees of the PRC, the Cayman Islands or any other jurisdiction where it was incorporated or operates, (B) in violation of its respective constitutive or organizational documents, (C) in breach of or in default under any approval, consent, waiver, authorization, exemption, permission, endorsement or license granted by any court or governmental agency or body of any stock exchange authorities in the PRC, the Cayman Islands or any other jurisdiction where it was incorporated or operates, or (D) in default under (nor has any event occurred which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) any agreement including but not limited to any indenture, mortgage, deed of trust, loan agreement, lease or other instrument binding upon the Company or any of its Subsidiaries that is material to the Company and its Subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any Subsidiary;
          (p) (i) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or stock exchange rules or regulations or the constitutive or organizational documents of the Company, or any agreement or other instrument binding upon the Company or any of its Subsidiaries that is material to the Company and its Subsidiaries taken as a whole or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any Subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the ADSs; (ii) the execution and delivery by the Founder of, and the performance by the Founder of its obligations under, this Agreement will not contravene any provision of applicable law, or the constitutive or organizational documents of the Founder, or any agreement or other instrument binding upon the Founder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Founder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency and no consent or approval of any third party is required for the performance by the Founder of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the ADSs.
          (q) subsequent to the respective dates as of which information is given in each of the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, in each case excluding any amendments or supplements to the foregoing made after the execution of this Agreement, there has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its Subsidiaries, taken as a whole, from that set forth in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, respectively;
          (r) there are no legal or governmental proceedings pending or threatened to which the Company or any of its Subsidiaries is a party or to which any of the properties of the Company or any of its Subsidiaries is subject, other than proceedings accurately described in all material respects in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, and proceedings that would not have a Material Adverse Effect on the Company or its Subsidiaries, or a material adverse effect on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated hereby;
          (s) the Company is not, and after giving effect to the offering and sale of the ADSs hereunder and the application of the proceeds thereof as described in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended;
          (t) the Company and its Subsidiaries (i) are in compliance with any and all applicable foreign, United States federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect;
          (u) there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) that would, singly or in the aggregate, have a Material Adverse Effect;
          (v) except as described in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company;
          (w) except as described in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any Ordinary Shares or shares of any other capital stock or other equity interests of the Company, (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase or otherwise acquire any Ordinary Shares or shares of any other capital stock of the Company and (iii) no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the ADSs;
          (x) except pursuant to this Agreement, neither the Company nor any of the Subsidiaries has incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the issuance and sale of the ADSs and there are no contracts, agreements or understandings to which the Company, the Founder or any of the Subsidiaries is a party that would give rise to a valid claim against the Company, any of its Subsidiaries or any Underwriter for such finder’s or broker’s fee or agent’s commission or other like payment;
          (y) except as described in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, neither the Company nor any of its Subsidiaries is engaged in any trading activities involving commodity contracts or other trading contracts which are not currently traded on a securities or commodities exchange and for which the market value cannot be determined;
          (z) except as described in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, neither the Company nor any of its Subsidiaries has entered into any memorandum of understanding, letter of intent, definitive agreement or any similar agreements with respect to a merger or consolidation or a material acquisition or disposition of assets, technologies, business units or businesses;
          (aa) there are no material business relationships or related-party transactions involving the Company or any of its Subsidiaries or any other person which have not been described in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus, or the Permitted Free Writing Prospectuses, as applicable;
          (bb) subsequent to the respective dates as of which information is given in each of the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, (i) the Company and its Subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction, (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its Subsidiaries, except in each case as described in each of the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, respectively;
          (cc) the Company and its PRC Subsidiaries have good and marketable land use rights to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries; and any real property and buildings held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries, in each case except as described in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any;
          (dd) the Company and the Subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and neither the Company nor any of the Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect;
          (ee) no material labor dispute with the employees of the Company or any of its Subsidiaries exists, except as described in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could have a Material Adverse Effect;

          (ff) the Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its Subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as described in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any;
          (gg) the Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any of its Subsidiaries is in violation of, or in default under, or has received any notice of proceedings relating to the revocation or modification of, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect;
          (hh) each of the Company and its Subsidiaries has full power, authority and legal right to enter into, execute, assume, deliver and perform its obligations under each of the contracts and agreements referred to or described in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any (the “Disclosed Contracts”), and has authorized, executed and delivered each of the Disclosed Contracts, and such obligations constitute valid, legal and binding obligations enforceable against it in accordance with the terms of each of the Disclosed Contracts. Neither the Company nor any Subsidiary has sent or received any communication regarding termination of, or intent not to renew, any of the Disclosed Contracts, and no such termination or non-renewal has been threatened by the Company or any Subsidiary or, to the Company’s knowledge, any other party to any such contract or agreement;
          (ii) the ADSs are listed on the New York Stock Exchange (the “NYSE”) under the symbol “LDK”;
          (jj) KPMG, whose report on the consolidated financial statements of the Company and the Subsidiaries is included or incorporated by reference in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, are independent registered public accountants as required by the Act and by the rules of the Public Company Accounting Oversight Board;
          (kk) the financial statements included or incorporated by reference in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, together with the related notes and schedules thereto, present fairly the consolidated financial position of the Company and the Subsidiaries as of the dates indicated and the consolidated results of operations, cash flows and changes in shareholders’ equity of the Company for the periods specified and have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis during the periods involved; the other financial and statistical data contained or incorporated by reference in the

Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company; the Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations) not described in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any; and all disclosures contained or incorporated by reference in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Item 10 of Regulation S-K under the Securities Act, to the extent applicable;
          (ll) the section entitled “Operating and Financial Review and Prospects” in the Company’s annual report on Form 20-F for the year ended December 31, 2007 and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations for the First Half of 2008” in the Registration Statement, the Pre-Pricing Prospectuses and the Prospectus accurately and fully describes (i) accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult, subjective or complex judgments, (ii) judgments and uncertainties affecting the application of critical accounting policies and (iii) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof; the Company’s directors and management have reviewed and agreed with the selection, application and disclosure of the Company’s critical accounting policies as described in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, and have consulted with its independent accountants with regard to such disclosure;
          (mm) the section entitled “Operating and Financial Review and Prospects” in the Company’s annual report on Form 20-F for the year ended December 31, 2007 and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations for the First Half of 2008 —Liquidity and Capital Resources” in the Registration Statement, the Pre-Pricing Prospectuses and the Prospectus accurately and fully describes: (A) all material trends, demands, commitments, events, uncertainties and risks, and the potential effects thereof, that the Company believes would materially affect its liquidity and are reasonably likely to occur; and (B) all off-balance sheet transactions, arrangements and obligations, including, without limitation, relationships with unconsolidated entities, that are contractually limited to narrow activities that facilitate the transfer of or access to assets by the Company or any of its Subsidiaries, such as structured finance entities and special purpose entities that are reasonably likely to have a material effect on the liquidity of the Company or any of its Subsidiaries or the availability thereof or the requirements of the Company or any of its Subsidiaries for capital resources;
          (nn) since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, neither of the Company nor any of its Subsidiaries has: (A) entered into or assumed any contract, (B) incurred or agreed to incur any liability (including any contingent liability) or other obligation, (C) acquired or disposed of or agreed to acquire or dispose of any business or any other asset or (D) assumed or acquired or agreed to assume or acquire any liabilities (including contingent liabilities), that would, in any of clauses (A) through (D) above, be material to the Company and its Subsidiaries and that are not otherwise described in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any;
          (oo) (i) no petition seeking or acquiescing in any bankruptcy, corporate rehabilitation, composition, special liquidation, corporate reorganization or other similar relief under the laws of the United States, the Cayman Islands or the PRC has been, or at any time prior to or at the time of purchase will be, filed by the Company or any of its Subsidiaries or by any person or entity against any the Company or any of its Subsidiaries, and (ii) none of the Company and its Subsidiaries is, or at any time prior to or at the time of purchase will be, insolvent, and the consummation of the transactions contemplated under this Agreement will not render the Company or any of its Subsidiaries insolvent, it being understood that the Company or any of its Subsidiaries shall be deemed insolvent if it is unable to pay its debts as they fall due or if the sum of its debts is greater than the fair value of all of its property, or if the present fair saleable value of its assets is less than the amount that would be required to pay its probable liabilities on its existing debts as they became absolute and mature;
          (pp) the Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;
          (qq) the Company has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated Subsidiaries, is made known to the Company’s chief executive officer and its chief financial officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company’s independent auditors and the audit committee of the board of directors of the Company have been advised of: (i) all significant deficiencies, if any, in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data; and (ii) all fraud, if any, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; all material weaknesses, if any, in internal controls have been identified to the Company’s independent auditors; since the date of the most recent evaluation of such disclosure controls and procedures and internal controls, there have been no changes in internal controls or in other factors that could materially affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses;

          (rr) the Company is in compliance with, and has taken all necessary actions to ensure that the Company and the Subsidiaries and their respective officers and directors, in their capacities as such, are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations promulgated thereunder;
          (ss) the statements set forth in the Registration Statement, the Pre-Pricing Prospectuses and the Prospectus under the captions “Description of Securities” and “Underwriting” insofar as they purport to constitute a summary of the terms of the Ordinary Shares and the ADSs, and under the captions “Taxation” and “Enforceability of Civil Liabilities,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;
          (tt) each “forward-looking statement” (within the meaning of Section 27A of the Securities Act or Section 21E of the Exchange Act) contained or incorporated by reference in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, has been made or reaffirmed with a reasonable basis and in good faith;
          (uu) all statistical or market-related data included in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, are based on or derived from sources that the Company reasonably believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required;
          (vv) neither the Company nor any of the Subsidiaries, nor, to the Company’s knowledge after due inquiry, any director, officer, agent, employee or affiliate of the Company or any of the Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, taking any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gift or anything else of value, directly or indirectly, to any “foreign official” (as such term is defined in the FCPA) or to any foreign political party or official thereof or any candidate for foreign political office in contravention of the FCPA; and the Company, the Subsidiaries and, to the knowledge of the Company after due inquiry, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure continued compliance therewith;
          (ww) the operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator or non-governmental authority involving the Company or any of the Subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened;

          (xx) neither of the Company, any of its Subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its Subsidiaries is an individual or entity (“Person”) that is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC-administered sanctions”), nor is located, organized or resident in a country or territory that is the subject of OFAC-administered sanctions; and the Company will not directly or indirectly use the proceeds of the offering of the ADSs hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, to fund activities of or business with any Person, or in any country or territory, that is the subject of OFAC-administered sanctions, or in a manner that would otherwise cause any Person (including any Person involved in or facilitating the offering of the ADSs, whether as an underwriter, advisor, or otherwise) to violate any OFCA-administered sanctions;
          (yy) there are no material relationships or transactions between the Company or any of its Subsidiaries on one hand and their respective 10% or greater shareholders, affiliates, directors or officers or any affiliates or members of the immediate families of such persons, on the other hand that are not disclosed in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus or the Permitted Free Writing Prospectuses (if any), as applicable;
          (zz) the Company has provided or made available to the Representatives true, correct and complete copies of all documentation pertaining to any extension of credit in the form of a personal loan made, directly or indirectly, by the Company or any of its Subsidiaries to any director or executive officer of the Company. Except as disclosed in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, the Company has not, directly or indirectly, including through any of its Subsidiaries, extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company;
          (aaa) the entering into and performance or enforcement of this Agreement in accordance with its terms will not subject any Underwriter to a requirement to be licensed or otherwise qualified to do business in the Cayman Islands or in the PRC, nor will any Underwriter be deemed to be resident, domiciled, carrying on business through an establishment or place in the Cayman Islands or in the PRC or in breach of any laws or regulations in the Cayman Islands or in the PRC by reason only of the entering into, performance or enforcement of this Agreement;
          (bbb) no holder of any of the ADRs after the consummation of the transactions contemplated by this Agreement is or will be subject to any personal liability in respect of any liability of the Company by virtue only of its holding of any such ADSs; and except as set forth in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, there are no limitations on the rights of holders of the ADRs to hold, vote or transfer their ADSs;
          (ccc) under the applicable laws, each holder of ADRs evidencing ADSs issued pursuant to the Deposit Agreement shall be entitled, subject to the Deposit Agreement, to seek enforcement of its rights through the Depositary or its nominee registered as representative of the holders of the ADRs in a direct suit, action or proceeding against the Company in accordance with the terms of the Deposit Agreement;
          (ddd) all amounts payable by the Company in respect of the ADRs evidencing the ADSs or the underlying Ordinary Shares shall be made free and clear of and without deduction for or on account of any taxes imposed, assessed or levied by the Cayman Islands or any authority thereof or therein (except such income taxes as may otherwise be imposed by the Cayman Islands on payments hereunder to an Underwriter whose net income is subject to tax by the Cayman Islands or withholding, if any, with respect to any such income tax) nor are any taxes imposed in the Cayman Islands on, or by virtue of the execution or delivery of, such documents;
          (eee) the Company is a “foreign private issuer” as defined in Rule 3b-4 under the Exchange Act;
          (fff) the Company does not expect to be a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended, for the current taxable year or the foreseeable future;
          (ggg) in connection with the transactions contemplated by this Agreement, neither the Company nor any of the Subsidiaries nor any of their respective directors, officers, affiliates or controlling persons has taken, nor will it take, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in the stabilization or manipulation of the price of the Ordinary Shares or the American Depositary Shares of the Company;
          (hhh) all tax returns, reports or filings required to be filed by the Company or any of the Subsidiaries have been timely filed, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been timely paid, other than those being contested in good faith and for which adequate reserves have been provided; all local and national PRC governmental tax holidays, exemptions, waivers, financial subsidies, and other local and national PRC tax relief, concessions and preferential treatment enjoyed by the Company or any of its Subsidiaries as described in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, are valid, binding and enforceable and do not violate any laws, regulations, rules, orders, decrees, guidelines, judicial interpretations, notices or other legislation of the PRC;
          (iii) except as described in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, no Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company;
          (jjj) under the current laws and regulations of the Cayman Islands, all dividends and other distributions declared and payable on the Ordinary Shares may be paid to the

Depositary, may be freely transferred out of the Cayman Islands and may be freely converted into United States dollars, in each case without there being required any consent, approval, authorization or order of, or qualification with, any court or governmental agency or body in the Cayman Islands; and all such dividends and other distributions will not be subject to withholding, value added or other taxes under the laws and regulations of the Cayman Islands. Except as otherwise described in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, under the current laws and regulations of the PRC, all dividends and other distributions declared and payable on the equity interests in the PRC Subsidiary in cash may be freely transferred out of the PRC and may be freely converted into United States dollars, in each case without there being required any consent, approval, authorization or order of, or qualification with, any court or governmental agency or body in the PRC; and all such dividends and other distributions will not be subject to withholding, value added or other taxes under the laws and regulations of the PRC;
          (kkk) no stamp or other issuance or transfer taxes or duties are payable by or on behalf of the Underwriters to the Cayman Islands, PRC or any political subdivision or taxing authority thereof in connection with (i) the issuance, sale or delivery of the Shares to the Underwriters in the form of ADSs or (ii) the deposit with the Depositary of any Shares against the issuance of the corresponding ADSs and related ADRs:
          (lll) neither of the Company nor any of its Subsidiaries has any material obligation to provide retirement, healthcare, death or disability benefits to any of the present or past employees of the Company or any of its Subsidiaries, or to any other person, except as disclosed in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any;
          (mmm) the choice of laws of the State of New York as the governing law of this Agreement and the Deposit Agreement is a valid choice of law under the laws of the Cayman Islands and the PRC and will be honored by courts in the Cayman Islands and the PRC. The Company has the power to submit, and pursuant to Section 10 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the non-exclusive jurisdiction of any New York State or United States federal court sitting in The City of New York, New York, U.S.A. (each, a “New York Court”), and the Company has the power to designate, appoint and authorize, and pursuant to Section 10 of this Agreement, has legally, validly, effectively and irrevocably designated, appointed and authorized, the Authorized Agent (as defined in Section 10(b) hereof) for service of process in any action arising out of or relating to this Agreement or the Deposit Agreement in any New York Court, and service of process effected on such Authorized Agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 10 hereof;
          (nnn) none of the Company, any Subsidiary or any of their respective properties, assets or revenues has any right of immunity, under the laws of the Cayman Islands, the PRC or New York State, from any legal action, suit or proceeding, the giving of any relief in any such legal action, suit or proceeding, set-off or counterclaim, the jurisdiction of any Cayman Islands, PRC, New York or United States federal court, service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or the Deposit Agreement; and, to the extent that the Company, any Subsidiary or any of their respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, each of the Company and the Subsidiaries waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 10 of this Agreement;
          (ooo) any final judgment in personam for a fixed sum of money (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) rendered by a New York Court having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon this Agreement would be recognized and enforced by Cayman Islands courts without re-examining the merits of the case, provided that (a) such courts had proper jurisdiction over the parties subject to such judgment, (b) such courts did not contravene the rules of natural justice of the Cayman Islands, (c) such judgment was not obtained by fraud, (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands, (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands, and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands; it is not necessary that this Agreement, the Deposit Agreement, the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus, the Permitted Free Writing Prospectuses, if any, or any other document be filed or recorded with any court or other authority in the Cayman Islands or the PRC;
          (ppp) each of the Company and its Subsidiaries has taken all necessary steps to comply with, and to ensure compliance by all of the Company’s direct or indirect shareholders and option holders who are PRC residents with, any applicable rules and regulations of the State Administration of Foreign Exchange of the PRC (the “SAFE Rules and Regulations”) that would prohibit the Subsidiaries from distributing their profits and proceeds from any reduction in capital, share transfer or liquidation to the Company or that could result in the Company or any Subsidiary’s liability under the SAFE Rules and Regulations, including, without limitation, requiring each shareholder and option holder that is, or is directly or indirectly owned or controlled by, a PRC resident to complete any registration and other procedures required under applicable SAFE Rules and Regulations;
          (qqq) as of the Effective Time and as of the date hereof, the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors jointly promulgated on August 8, 2006 by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Administration of Taxation, the State Administration of Industry and Commerce, the China Securities Regulatory Commission and the State Administration of Foreign Exchange of the PRC (the “M&A Rules”) or any official clarifications, guidance, interpretations or implementation rules in connection with or related to the PRC Mergers and Acquisitions Rules (together with the M&A Rules, the “M&A Rules and Related Clarifications”) did not and do not apply to the issuance and sale of the Shares and the ADSs, the listing and trading of the ADSs on the NYSE, or the consummation of the transactions contemplated by this Agreement;

          (rrr) this Agreement and the Deposit Agreement are in proper legal form under the laws of the Cayman Islands for the enforcement thereof in the Cayman Islands against the Company, and it is not necessary in order to ensure the legality, validity, enforcement or admissibility into evidence of this Agreement and the Deposit Agreement in the Cayman Islands that this Agreement or the Deposit Agreement be filed or recorded with any court or other authority in the Cayman Islands or that any tax or fee be paid in the Cayman Islands on or in respect of this Agreement, the Deposit Agreement or any other document, other than court costs, including (without limitation) filing fees and deposits to secure judgments;
          (sss) the Company has obtained for the benefit of the Underwriters the “lock-up” agreements relating to sales and certain other dispositions of Ordinary Shares, ADSs or certain other securities between the Representatives and (i) LDK New Energy Holding Limited, a company controlled by Xiaofeng Peng, substantially in the form of Exhibit E-1 hereto; and (ii) officers and directors of the Company (other than Xiaofeng Peng) listed on Schedule III hereto, each substantially in the form of Exhibit E-2 hereto (collectively, the “Lock-up Agreements”).
     4. Covenants of the Company and the Founder. The Company and the Founder, jointly and severally, hereby agree:
          (a) to furnish such information as may be required and otherwise to cooperate in qualifying the ADSs for offering and sale under the securities or Blue Sky laws of such states or other jurisdictions as you may designate and to maintain such qualifications in effect so long as you may request for the distribution of the ADSs; provided, however, that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the ADSs); and to promptly advise you of the receipt by the Company of any notification with respect to the suspension of the qualification of the ADSs for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;
          (b) to make available to the Underwriters in New York City, as soon as practicable after this Agreement becomes effective, and thereafter from time to time to furnish to the Underwriters, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may reasonably request for the purposes contemplated by the Act;
          (c) if, at the time this Agreement is executed and delivered, it is necessary or appropriate for a post-effective amendment to the Registration Statement, or a Registration Statement under Rule 462(b) under the Act, to be filed with the Commission and become effective before the ADSs may be sold, the Company will use its best efforts to cause such post-effective amendment or such Registration Statement to be filed and become effective, and will pay any applicable fees in accordance with the Act, as soon as possible; and the Company will advise you promptly and, if requested by you, will confirm such advice in writing, (i) when such post-effective amendment or such Registration Statement has become effective, and (ii) if Rule 430A under the Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act (which the Company agrees to file in a timely manner in accordance with such Rules);

          (d) if, at any time during the period when a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of the ADSs, the Registration Statement shall cease to comply with the requirements of the Act with respect to eligibility for the use of the form on which the Registration Statement was filed with the Commission or the Registration Statement shall cease to be an “automatic shelf registration statement (as defined in Rule 405 under the Act) or the Company shall have received, from the Commission, a notice, pursuant to Rule 401(g)(2), of objection to the use of the form on which the Registration Statement was filed with the Commission, to (i) promptly notify you, (ii) promptly file with the Commission a new registration statement under the Act, relating to the ADSs and the underlying Shares, or a post-effective amendment to the Registration Statement, which new registration statement or post-effective amendment shall comply with the requirements of the Act and shall be in a form satisfactory to you, (iii) use its best efforts to cause such new registration statement or post-effective amendment to become effective under the Act as soon as practicable, (iv) promptly notify you of such effectiveness and (v) take all other action necessary or appropriate to permit the public offering and sale of the ADSs to continue as contemplated in the Prospectus; all references herein to the Registration Statement shall be deemed to include each such new registration statement or post-effective amendment, if any;
          (e) if the third anniversary of the initial effective date of the Registration Statement (within the meaning of Rule 415(a)(5) under the Act) shall occur at any time during the period when a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of the ADSs, to file with the Commission, prior to such third anniversary, a new registration statement under the Act relating to the Shares, which new registration statement shall comply with the requirements of the Act (including, without limitation, Rule 415(a)(6) under the Act) and shall be in a form satisfactory to you; such new registration statement shall constitute an “automatic shelf registration statement” (as defined in Rule 405 under the Act); provided, however, that if the Company is not then eligible to file an “automatic shelf registration statement” (as defined in Rule 405 under the Act), then such new registration statement need not constitute an “automatic shelf registration statement” (as defined in Rule 405 under the Act), but the Company shall use its best efforts to cause such new registration statement to become effective under the Act as soon as practicable, but in any event within 180 days after such third anniversary and promptly notify you of such effectiveness; the Company shall take all other action necessary or appropriate to permit the public offering and sale of the ADSs to continue as contemplated in the Prospectus; all references herein to the Registration Statement shall be deemed to include each such new registration statement, if any;
          (f) to advise you promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement, any Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus or for additional information with respect thereto in connection with this offering, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its best efforts to obtain the lifting or removal of such order as soon as possible; to advise you promptly of any proposal to amend or supplement the

Registration Statement, any Pre-Pricing Prospectus or the Prospectus in connection with this offering, and to provide you and Underwriters’ counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which you shall reasonably object in writing;
          (g) subject to Section 4(f) hereof, to file promptly all reports and documents required to be filed by the Company with the Commission in order to comply with the Exchange Act for so long as a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of ADSs; and to provide you, for your review and comment, with a copy of such reports and documents to be filed by the Company pursuant to Section 13 or 15(d) of the Exchange Act during such period a reasonable amount of time prior to any proposed filing, and to file no such report or document to which you shall have reasonably objected in writing; and to promptly notify you of such filing;
          (h) to pay the fees applicable to the Registration Statement in connection with the offering of the ADSs within the time required by Rule 456(b)(1)(i) under the Act (without reliance on the proviso to Rule 456(b)(1)(i) under the Act) and in compliance with Rule 456(b) and Rule 457(r) under the Act;
          (i) to advise the Underwriters promptly of the happening of any event within the period during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of the ADSs, which event could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, and to advise the Underwriters promptly if, during such period, it shall become necessary to amend or supplement the Prospectus to cause the Prospectus to comply with the requirements of the Act, and, in each case, during such time, subject to Section 4(f) hereof, to prepare and furnish, at the Company’s expense, to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change or to effect such compliance;
          (j) to make generally available to the Company’s security holders and to the Representatives as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder;
          (k) to furnish to you one copy for each of the Representatives and one copy for underwriters’ counsel copies of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto and documents incorporated by reference therein) and sufficient copies of the foregoing (other than exhibits) for distribution of a copy to each of the other Underwriters;
          (l) to furnish to you as early as practicable prior to the time of purchase, but not later than two business days prior thereto, a copy of the latest available unaudited interim and monthly consolidated financial statements, if any, of the Company and the Subsidiaries which have been read by the Company’s independent registered public accountants, as stated in their letter to be furnished pursuant to Section 6(j) hereof;
          (m) to apply the net proceeds to the Company from the sale of the ADSs in the manner set forth under the caption “Use of Proceeds” in the Prospectus Supplement; not to use, and to cause the Subsidiaries not to use, the proceeds from the sale of the ADSs, directly or indirectly, for any purpose or activity that would cause the Underwriters or any purchaser of the ADSs, by virtue of their purchasing or holding the ADSs, to be in violation of the Trading with the Enemy Act, as amended, the International Emergency Economic Powers Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto, or in connection with business, operations or contracts with the governments or with any person or entity of the Balkans, Burma (Myanmar), Cuba, Iraq, Iran, Libya, Liberia, North Korea, Sudan, Zimbabwe or any person or entity that is subject to sanctions under any program administered by OFAC;
          (n) to comply with Rule 433(d) under the Act (without reliance on Rule 164(b) under the Act) and with Rule 433(g) under the Act;
          (o) prior to the time of purchase, to issue no press release or other communication directly or indirectly and hold no press conferences with respect to the Company or any Subsidiary, the financial condition, results of operations, business, properties, assets, or liabilities of the Company or any Subsidiary, or the offering of the ADSs, without your prior consent;
          (p) not, at any time at or after the execution of this Agreement, to, directly or indirectly, offer or sell any Shares or ADSs by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the ADSs, in each case other than the Prospectus;
          (q) not to, and to cause the Subsidiaries not to, take, directly or indirectly, any action designed, or which will constitute, or has constituted, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the ADSs;
          (r) to cause the ADSs to be listed on the NYSE and to maintain such listing;
          (s) to use its best efforts to comply with the Sarbanes-Oxley Act and to cause its directors and officers to comply with the Sarbanes-Oxley Act; and
          (t) to maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Ordinary Shares.
     In addition, the Company agrees that, without the prior written consent of each of the Representatives on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the Prospectus Supplement, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or American Depositary Shares of the Company or any securities convertible into or exercisable or exchangeable for Ordinary Shares or American Depositary Shares of the Company, (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares or American Depositary Shares of the Company, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Ordinary Shares or American Depositary Shares of the Company or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any Ordinary Shares, American Depositary Shares of the Company or any securities convertible into or exercisable or exchangeable for Ordinary Shares or American Depositary Shares of the Company.
     The restrictions contained in the preceding paragraph shall not apply to (a) the ADSs to be sold hereunder or (b) the issuance by the Company of Ordinary Shares upon the exercise of options pursuant to the 2006 Stock Incentive Plan.
     5. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Shares and the ADSs under the Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, the Pre-Pricing Prosepctuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the ADSs to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the ADSs under state or foreign securities laws and all expenses in connection with the qualification of the Shares and the ADSs for offer and sale under state or foreign securities laws as provided in Section 4(a) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the ADSs by the FINRA, (v) all costs and expenses incident to listing the ADSs on the NYSE and any registration thereof under the Exchange Act, (vi) the costs and expenses of qualifying the ADSs for inclusion in the book-entry settlement system of The Depository Trust Company, (vii) the cost of printing ADRs corresponding to the ADSs, (viii) the costs and charges of any transfer agent, registrar or depositary, (ix) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the ADSs, including, without limitation, expenses associated with the preparation or dissemination of any electronic roadshow, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (x) the document production charges and expenses associated with printing this Agreement and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and (except closing documents) to dealers (including costs of mailing and shipment), and (xi) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood that except as provided in this Section, Section 7 entitled “Indemnity and Contribution” and the last paragraph of Section 9 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the ADSs by them and any advertising expenses connected with any offers they may make; provided, however, if this Agreement is terminated other than as the result of a breach by the Underwriters of material terms of this Agreement, the Company shall reimburse the Underwriters for all of their reasonable costs and expenses incurred as of such termination in connection with the transactions contemplated hereunder.
     6. Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters to purchase and pay for the ADSs are subject to the accuracy of the respective representations and warranties on the part of the Company on the date hereof and at the time of purchase, the performance by the Company of its obligations hereunder and to the following additional conditions precedent:
          (a) Subsequent to the execution and delivery of this Agreement and prior to the time of purchase
     (i) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and the Subsidiaries, taken as a whole, from that set forth in the Prospectus that, in the Representatives’ judgment, is material and adverse and that makes it, in the Representatives’ judgment, impracticable or inadvisable to market the ADSs on the terms and in the manner contemplated in the Prospectus; and
     (ii) None of the Registration Statement, the Pre-Pricing Prosepctuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, shall have been filed to which the Representatives shall have objected in writing.
          (b) Prior to and at the time of purchase, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) none of the Pre-Pricing Prospectuses and the Prospectus, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; (iv) no Disclosure Package, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; and (v) none of the Permitted Free Writing Prospectuses, if any, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.
          (c) The Underwriters shall have received at the time of purchase, a certificate, dated the time of purchase, to the effect that the representations and warranties of the Company contained in this Agreement are true and correct on the date hereof and at the time of purchase, and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the time of purchase.
     The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.
          (d) The Underwriters shall have received at the time of purchase an opinion and disclosure letter of Sidley Austin LLP, United States counsel for the Company, dated the time of purchase substantially in the form of Exhibit A hereto.
          (e) The Underwriters shall have received at the time of purchase an opinion of Conyers Dill & Pearman, Cayman Islands counsel for the Company, dated the time of purchase substantially in the form of Exhibit B hereto.
          (f) The Underwriters shall have received at the time of purchase an opinion of Grandall Legal Group, PRC counsel for the Company, dated the time of purchase substantially in the form of Exhibit C hereto.
          (g) The Underwriters shall have received at the time of purchase an opinion and disclosure letter of Cleary Gottlieb Steen & Hamilton LLP, United States counsel for the Underwriters, dated the time of purchase in form and substance satisfactory to the Representatives.
          (h) The Underwriters shall have received at the time of purchase an opinion of King & Wood, PRC counsel for the Underwriters, dated the time of purchase in form and substance satisfactory to the Representatives.
          (i) The Underwriters shall have received at the time of purchase an opinion of Ziegler, Ziegler & Associates LLP, counsel for the Depositary, dated the time of purchase substantially in the form of Exhibit D hereto.
     The opinions and disclosure letter(s) of Sidley Austin LLP, Conyers Dill & Pearman and Grandall Legal Group described in Sections 6(d), 6(e) and 6(f) above shall be rendered to the Underwriters at the request of the Company and shall so state therein.
          (j) The Underwriters shall have received letters dated, respectively, the date of this Agreement and the time of purchase and addressed to the Underwriters, in form and substance satisfactory to the Underwriters, from KPMG, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any; provided that the letter delivered at the time of purchase on the Closing Date shall use a “cut-off date” not earlier than the date hereof.
          (k) The Underwriters shall have received each of the signed Lock-Up Agreements referred to in Section 3(sss) hereof, and each such Lock-up Agreement shall be in full force and effect at the time of purchase.
          (l) The Deposit Agreement shall be in full force and effect. The Company and the Depositary shall have taken all action necessary to permit the deposit of the Shares and the issuance of the ADSs corresponding to such Shares in accordance with the Deposit Agreement.
          (m) The Depositary shall have furnished or caused to be furnished to the Underwriters a certificate satisfactory to the Representatives of one of its authorized officers with respect to the deposit with it of the Shares represented by the ADSs against issuance of the ADRs evidencing the ADSs, the execution, issuance, countersignature and delivery of the ADRs evidencing the ADSs pursuant to the Deposit Agreement and such other matters related hereto as the Representatives may reasonably request.
          (n) The Company shall have furnished to the Representatives such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement, any Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus as the Representatives may reasonably request.
          (o) The ADSs shall have been approved for listing on the NYSE, subject only to notice of issuance and evidence of satisfactory distribution at or prior to the time of purchase.
          (p) The FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions, contemplated hereby.
     Notwithstanding any provisions of this Section 6 to the contrary, the several obligations of the Underwriters to purchase ADSs, at the time of purchase, are subject to the delivery to the Representatives of such documents as the Representatives may reasonably request.
     7. Indemnity and Contribution. (a) The Company and the Founder, jointly and severally, agree to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Basic

Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus and any amendments or supplements to the foregoing, any Permitted Free Writing Prospectus, or any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Act, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein.
     (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company and its affiliates, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Basic Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus and any amendments or supplements to the foregoing, any Permitted Free Writing Prospectus, or any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Act, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, any Basic Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus and any amendments or supplements to the foregoing, any Permitted Free Writing Prospectus, or any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Act.
     (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 7(a) or 7(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, and (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by the Representatives. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.
     (d) To the extent the indemnification provided for in Section 7(a) or 7(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the ADSs or (ii) if the allocation provided by Section 7(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in Section 7(d)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the ADSs shall be deemed to be in the same respective proportions as the net proceeds from the offering of the ADSs (net of underwriting discount and commissions but before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate public offering price of the ADSs. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the respective number of ADSs they have purchased hereunder, and not joint.
     (e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 7(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the ADSs underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.
     (f) The indemnity and contribution provisions contained in this Section 7 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the ADSs.
     8. Termination. The Underwriters may terminate this Agreement by notice given by the Representatives to the Company, if after the execution and delivery of this Agreement and prior to the time of purchase (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the NYSE, the American Stock Exchange, the Nasdaq Global Market or the London Stock Exchange, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States, the United Kingdom, the Cayman Islands or the PRC shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by U.S. federal, New York State, the United Kingdom, Cayman Islands or PRC authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in the Representatives’ judgment, is material and adverse and which, singly or together with any other event specified in this Section 8, makes it, in the Representatives’ judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the ADSs on the terms and in the manner contemplated in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any.
     9. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.
     If, at the time of purchase, any one or more of the Underwriters shall fail or refuse to purchase ADSs that it has or they have agreed to purchase hereunder on such date, and the aggregate number of ADSs which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the ADSs to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of the ADSs set forth opposite their respective names in Schedule I bears to the aggregate number of the ADSs set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the ADSs which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of ADSs that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 9 by an amount in excess of one-ninth of such number of ADSs without the written consent of such Underwriter. If, at the time of purchase, any Underwriter or Underwriters shall fail or refuse to purchase the ADSs and the aggregate number of the ADSs with respect to which such default occurs is more than one-tenth of the aggregate number of the ADSs to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such ADSs are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either the Representatives or the Company shall have the right to postpone the time of purchase, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, the Prospectus and any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.
     If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all of their costs and expenses (including the fees and disbursements of their counsel) reasonably incurred as of such termination by such Underwriters in connection with this Agreement or the offering contemplated hereunder.
     10. Submission to Jurisdiction; Appointment of Agent for Service. (a) The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or United States federal court sitting in The City of New York, New York, U.S.A. over any suit, action or proceeding arising out of or relating to this Agreement, the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prosptectuses, if any, or the

offering of the ADSs. The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. To the extent that the Company has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, the Company irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.
          (b) The Company hereby irrevocably appoints Law Debenture Corporate Services Inc., with offices at 767 Third Avenue, New York, New York, 10017, as its agent for service of process in any suit, action or proceeding described in the preceding paragraph and agrees that service of process in any such suit, action or proceeding may be made upon it at the office of such agent. The Company waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. The Company represents and warrants that such agent has agreed to act as its agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.
     11. Foreign Taxes. All payments made by the Company under this Agreement, if any, will be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the Cayman Islands or any political subdivision or any taxing authority thereof or therein unless the Company is or becomes required by law to withhold or deduct such taxes, duties, assessments or other governmental charges. In such event, the Company will pay such additional amounts as will result, after such withholding or deduction, in the receipt by each Underwriter and each person controlling any Underwriter, as the case may be, of the amounts that would otherwise have been receivable in respect thereof, except to the extent such taxes, duties, assessments or other governmental charges are imposed or levied by reason of such Underwriter’s or controlling person’s being connected with the Cayman Islands other than by reason of its being an Underwriter or a person controlling any Underwriter under this Agreement.
     12. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the ADSs, represents the entire agreement between the Company, on the one hand, and the Underwriters, on the other hand, with respect to the preparation of the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, the conduct of the offering, and the purchase and sale of the ADSs.
          (b) The Company acknowledges that in connection with the offering of the ADSs: (i) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the ADSs.
     13. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
     14. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, United States of America.
     15. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.
     16. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to the Representatives to UBS AG at 52/F, Two International Finance Centre, 8 Finance Street, Central, Hong Kong, to the attention of Syndicate Department; and to Goldman Sachs (Asia) L.L.C. at 68th Floor, Cheung Kong Center, 2 Queen’s Road, Central, Hong Kong, to the attention of General Counsel, Legal Department; if to the Company shall be delivered, mailed or sent to LDK Solar Co., Ltd., Hi-Tech Industrial Park, Xinyu city, Jiangxi province, 338032, PRC; and if to the Founder shall be delivered, mailed or sent to Xiaofeng Peng, c/o LDK Solar Co., Ltd., Hi-Tech Industrial Park, Xinyu city, Jiangxi province, 338032, PRC.
[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

Very truly yours, LDK Solar Co., Ltd.
By:	/s/ Xiaofeng Peng
	Name:	Xiaofeng Peng
	Title:	Chief Executive Officer

LDK New Energy Holding Limited, in its capacity as Founder
By:	/s/ Xiaofeng Peng
	Name:	Xiaofeng Peng
	Title:	Director

Xiaofeng Peng, in his capacity as Founder
/s/ Xiaofeng Peng

Accepted as of the date hereof:
UBS AG
Goldman Sachs (Asia) L.L.C.
Acting severally on behalf of themselves and
   the several Underwriters named in Schedule I hereto

UBS AG
By:	/s/ James Roth
	Name:	James Roth
	Title:	Managing Director

By:	/s/ Mark Williams
	Name:	Mark Williams
	Title:	Managing Director

Goldman Sachs (Asia) L.L.C.
By:	/s/ Jonathan M Penkin
	Name:	Jonathan M Penkin
	Title:	Managing Director

SCHEDULE I

Number of the ADSs to
Underwriter	be Purchased

UBS AG	4,080,000
Goldman Sachs (Asia) L.L.C.	720,000
Total:	4,800,000

I-1

SCHEDULE II
None.

II-1

SCHEDULE II-A
Total ADSs offered: 4,800,000 ADSs.
Public offering price: $41.75 per ADS.
Underwriting discounts and commissions: $1.67 per ADS.

II-A-1

SCHEDULE III
List of Locked Up Persons
1. Xiaofeng Peng
2. Xinxue Tong
3. Liangbao Zhu
4. Yonggang Shao
5. Gang Wang
6. Louis T. Hsieh
7. Bing Xiang
8. Junwu Liang
9. Jack Lai
10. Nicola Sarno
11. Yuepeng Wan
12. Rongqiang Cui
13. Pietro Rossetto
14. Qiqiang Yao

III-1

EXHIBIT A
Form of Opinion of Company's U.S. Counsel

A-1

EXHIBIT B
Form of Opinion Company's Cayman Islands Counsel

B-1

EXHIBIT C
Form of Opinion of Company’s PRC Counsel

C-1

EXHIBIT D
Form of Opinion of Depositary’s U.S. Counsel

D-1

EXHIBIT E-1
FORM OF LOCK-UP LETTER
September       , 2008
UBS AG
52/F, Two International Finance Centre
8 Finance Street
Central, Hong Kong
and
Goldman Sachs (Asia) L.L.C.
68th Floor, Cheung Kong Center
2 Queen’s Road
Central, Hong Kong
Dear Ladies and Gentlemen:
     The undersigned understands that UBS AG (“UBS”) and Goldman Sachs (Asia) L.L.C. (“Goldman Sachs,” together with UBS, the “Representatives”) propose to enter into an underwriting agreement (the “Underwriting Agreement”) with LDK Solar Co., Ltd., an exempted company with limited liability incorporated under the laws of the Cayman Islands (the “Company”), providing for the public offering (the “Public Offering”) of American Depositary Shares (the “ADSs”), each representing one ordinary share, par value US$0.10 per share of the Company (the “Ordinary Shares”) by the several Underwriters, including the Representatives (the “Underwriters”).
     To induce the Underwriters to enter into the Underwriting Agreement, the undersigned hereby agrees that, without the prior written consent of each of the Representatives, it will not, during the period commencing on the date hereof and ending 90 days after the date of the Prospectus Supplement (as defined in the Underwriting Agreement), (1) offer, pledge, sell, contract to sell, sell any option or contract to sell, purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares, ADSs or any securities convertible into or exercisable or exchangeable for Ordinary Shares or ADSs; (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares or ADSs; or (3) publicly disclose the intention to make any such offer, pledge, sale, transfer or other disposition as described in (1), or enter into any such swap or other arrangement as described in (2), whether any such transaction described in clause (1), (2) or (3) above is to be settled by delivery of the Ordinary Shares or ADSs or such other securities, in cash or otherwise. These restrictions do not apply to (a) transactions relating to Ordinary Shares, ADSs or other securities acquired in open market transactions after the completion of the Public Offering pursuant to the Underwriting Agreement and (b) with the

E-1-1

consent of each of the Representatives (such consent not to be unreasonably withheld), the pledge by the undersigned of up to an aggregate of 13,000,000 Ordinary Shares (excluding the 17,000,000 Ordinary Shares pledged by the undersigned under existing loan facilities with financial and banking institutions) for purposes of additional financing for the thin-film solar project described under “Principal Shareholder” in the accompanying prospectus of the Prospectus Supplement. In addition, the undersigned agrees that, without the prior written consent of each of the Representatives, it will not, during the period commencing on the date hereof and ending 90 days after the date of the Prospectus Supplement, make any demand for or exercise any right with respect to the registration of any of the Ordinary Shares or ADSs or any security convertible into or exercisable or exchangeable for the Ordinary Shares or ADSs. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Ordinary Shares or ADSs except in compliance with the foregoing restrictions.
     If, during the last 17 days of the 90-day lock-up period, the Company issues an earnings release or material news or a material event relating to the Company occurs, the lock-up restrictions will continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.
     The undersigned understands that the Company and the Underwriters are relying upon this lock-up agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this lock-up agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.
     Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. The Public Offering will only be made pursuant to the Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Representatives.
     Notwithstanding anything herein to the contrary, this lock-up agreement shall automatically terminate if the Underwriting Agreement is terminated in accordance with the terms thereof, if the Underwriting Agreement has been entered into between the Company and the Representatives on behalf of the Underwriters.
     This letter agreement shall be governed by and construed in accordance with the laws of the State of New York. The undersigned hereby submits to the non-exclusive jurisdiction of any New York State or United States federal court sitting in The City of New York, New York, U.S.A. in connection herewith.
[Signature page follows]

E-1-2

For and on behalf of LDK New Energy Holding Limited ____________________________________
By:	Xiaofeng Peng

E-1-3

EXHIBIT E-2
FORM OF LOCK-UP LETTER
September      , 2008
UBS AG
52/F, Two International Finance Centre
8 Finance Street
Central, Hong Kong
and
Goldman Sachs (Asia) L.L.C.
68th Floor, Cheung Kong Center
2 Queen’s Road
Central, Hong Kong
Dear Ladies and Gentlemen:
     The undersigned understands that UBS AG (“UBS”) and Goldman Sachs (Asia) L.L.C. (“Goldman Sachs,” together with UBS, the “Representatives”) propose to enter into an underwriting agreement (the “Underwriting Agreement”) with LDK Solar Co., Ltd., an exempted company with limited liability incorporated under the laws of the Cayman Islands (the “Company”), providing for the public offering (the “Public Offering”) of American Depositary Shares (the “ADSs”), each representing one ordinary share, par value US$0.10 per share of the Company (the “Ordinary Shares”) by the several Underwriters, including the Representatives (the “Underwriters”).
     To induce the Underwriters to enter into the Underwriting Agreement, the undersigned hereby agrees that, without the prior written consent of each of the Representatives, it will not, during the period commencing on the date hereof and ending 90 days after the date of the Prospectus Supplement (as defined in the Underwriting Agreement), (1) offer, pledge, sell, contract to sell, sell any option or contract to sell, purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares, ADSs or any securities convertible into or exercisable or exchangeable for Ordinary Shares or ADSs; (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares or ADSs; or (3) publicly disclose the intention to make any such offer, pledge, sale, transfer or other disposition as described in (1), or enter into any such swap or other arrangement as described in (2), whether any such transaction described in clause (1), (2) or (3) above is to be settled by delivery of the Ordinary Shares or ADSs or such other

E-2-1

securities, in cash or otherwise. These restrictions do not apply to (a) the sale by three of our directors and executive officers of up to an aggregate of 450,000 Ordinary Shares, (b) transactions relating to the Ordinary Shares, ADSs or other securities acquired in open market transactions after the completion of the Public Offering pursuant to the Underwriting Agreement. In addition, the undersigned agrees that, without the prior written consent of each of the Representatives, it will not, during the period commencing on the date hereof and ending 90 days after the date of the Prospectus Supplement, make any demand for or exercise any right with respect to, the registration of the Ordinary Shares or ADSs or any security convertible into or exercisable or exchangeable for the Ordinary Shares or ADSs. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Ordinary Shares or ADSs except in compliance with the foregoing restrictions.
     If, during the last 17 days of the 90-day lock-up period the Company issues an earnings release or material news or a material event relating to the Company occurs, the lock-up restrictions will continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.
     The undersigned understands that the Company and the Underwriters are relying upon this lock-up agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this lock-up agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.
     Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. The Public Offering will only be made pursuant to the Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Representatives.
     Notwithstanding anything herein to the contrary, this lock-up agreement shall automatically terminate if the Underwriting Agreement is terminated in accordance with the terms thereof, if the Underwriting Agreement has been entered into between the Company and the Representatives on behalf of the Underwriters.
     This letter agreement shall be governed by and construed in accordance with the laws of the State of New York. The undersigned hereby submits to the non-exclusive jurisdiction of any New York State or United States federal court sitting in The City of New York, New York, U.S.A. in connection herewith.
[Signature page follows]

E-2-2

Very truly yours, ____________________________________ Name: ____________________________________ Title:

E-2-3